                    AMENDMENT TO EXECUTIVE STOCK OPTION PLAN
                             OF CERTRON CORPORATION


        The Executive Stock Option Plan of Certron Corporation, as amended (the "Plan"), is hereby further amended as follows:

        1. Amended paragraph (a) of Section 5 of the Plan is further amended by changing the number "300,000" appearing therein to the number "600,000."

        2. Amended Section 16 of the Plan is amended by deleting the first sentence thereon in its entirety and substituting in lieu thereof the following sentence: "The Plan shall terminate on January 24, 2011 but such termination shall not affect the validity of any outstanding Options or Stock Appreciation Rights or any restrictions or agreements contained therein."












                                  EXHIBIT 10.1


                                       14